  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 27, 2010

VALIANT HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53496	26-0655541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 N. University Drive, Suite 625, Coral Springs, Florida		33065
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(954) 755-5564

210 N. University Drive, Suite 810, Coral Springs, FL 33071
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors held on September 27, 2010, the Board voted to increase the size of the Board by one and by unanimous consent appointed Cheryl Rager to serve as a member.  Ms. Rager is a controlling shareholder in Valiant ACMS, Inc. which is the current majority shareholder of the Company.  There are no arrangements or understandings between Ms. Rager and any other persons, pursuant to which she was selected as a director.

Item 8.01 – Other Information.

In addition, at the September 27, 2010 meeting of the Board, certain committees of the Board were established and members appointed to serve as committee members as follows:

Audit Committee:
Barry I. Rubin (chair)
Marc Love
John J. McAteer

Compensation Committee:
Marc Love (chair)
Boris Bergus, M.D.
John J. McAteer
Cheryl Rager

The charters for these committees will be posted on the Company’s website at www.valianthealthcare.com.

Item 9.01 – Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTH CARE, INC.

By:	/s/ Steven Turner
Name: Steven Turner
Title: Chief Executive Officer

Dated: September 28, 2010